UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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PINNACLE FOODS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pinnacle Foods Inc.	Notice of 2017 Annual Meeting of Shareholders and Proxy Statement

2017 NOTICE OF MEETING AND PROXY STATEMENT

April 13, 2017

Dear Fellow Shareholders:

It is our pleasure to invite you to participate in the 2017 Annual Meeting of Shareholders of Pinnacle Foods Inc. at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 23, 2017. We will be conducting our Annual Meeting of Shareholders by means of remote communication via the Internet. To attend the meeting, please log on to the Internet at www.virtualshareholdermeeting.com/PF2017. At this site you will be able to vote electronically and submit questions during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting.

In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) on or about April 13, 2017 to our shareholders of record at the close of business on March 27, 2017. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may also vote your shares before the Annual Meeting by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card.

Thank you for your continued support of Pinnacle Foods Inc.

Sincerely,

Roger K. Deromedi

Independent Chairman of the Board and Lead Director

Mark Clouse

Chief Executive Officer and Director

2017 NOTICE OF MEETING AND PROXY STATEMENT

Summary Information

Proxy Voting Methods

If at the close of business on March 27, 2017, you were a shareholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote at the Annual Meeting. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 7 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2017 to be counted.

To vote by proxy if you are a shareholder of record:

BY INTERNET

Go to the website www.proxyvote.com and
follow the instructions, 24 hours a day,
seven days a week.

You will need the 16-digit number included
on your Notice or proxy card in order to
obtain your records and to create an
electronic voting instruction form.

BY TELEPHONE

From a touch-tone telephone, dial

1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

You will need the 16-digit number included
on your Notice or proxy card in order to
vote by telephone.

BY MAIL

Request a proxy card from us by following
the instructions on your Notice.

When you receive the proxy card, mark your selections on the proxy card.

Date and sign your name exactly as it
appears on your proxy card.

Mail the proxy card in the enclosed postage
-paid envelope that will be provided to you
so that we will receive your proxy card by
May 22, 2017.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

If you hold your shares in an account with a broker, bank or other nominee (shares held in “street name”), you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

PINNACLE FOODS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	May 23, 2017

TIME	10:00 a.m., Eastern Daylight Time

VIRTUAL MEETING URL:	www.virtualshareholdermeeting.com/PF2017

ITEMS OF BUSINESS	1. To elect Jane Nielsen, Muktesh Pant and Raymond Silcock, the Class I director nominees listed herein;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers (the “Named Executive Officers”);

4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 27, 2017.

VOTING BY PROXY

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

M. Kelley Maggs
Executive Vice President, Secretary and General Counsel

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,

on or about April 13, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on
Tuesday, May 23, 2017:

Our Proxy Statement and 2016 Annual Report on Form 10-K are available online at https://www.proxyvote.com

2017 NOTICE OF MEETING AND PROXY STATEMENT

Pinnacle Foods Inc. Proxy Statement

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Summary

This summary highlights information contained in the proxy statement (the “Proxy Statement”) about Pinnacle Foods Inc. (“Pinnacle” or the “Company”, “we”, “us” or “our”). This summary does not contain all of the information that you should consider and you should read the full Proxy Statement prior to voting.

2017 Annual Meeting of Stockholders

Date and Time	Place
May 23, 2017, 10:00 a.m., Eastern Daylight Time	Virtual Annual Meeting: www.virtualshareholdermeeting.com/PF2017
Record Date	Voting
March 27, 2017	Holders of shares of our common stock, par value $.001 per share, as of the record date are entitled to vote on all matters.

Meeting Agenda and Voting Matters

Item	Proposals	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR the nominees	9
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017	FOR	26
3	Advisory approval of the Company’s executive compensation	FOR	28

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Summary (continued)

Board Members

Name	Age	Class	Term Expiration	Director Since	Primary Occupation	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark Clouse	48	III	2019	2016	Chief Executive Officer and Director of Pinnacle Foods Inc.	—	—	—
Roger Deromedi	63	III	2019	2007	Independent Chairman and Lead Director, Pinnacle Foods Inc.	—	—	—
Ann Fandozzi	45	II	2018	2012	Chief Executive Officer of ABRA Auto	—	✓	✓ (Chair)
Mark Jung	55	II	2018	2015	Executive Chairman of Accela, Inc.	✓	—	✓
Jane Nielsen	53	I	2017	2014	Senior Vice President and Chief Financial Officer of Ralph Lauren Corporation	✓	✓ (Chair)	—
Muktesh Pant	62	I	2017	2014	Chief Executive Officer of Yum! Restaurants China	✓	—	✓
Raymond Silcock	66	I	2017	2008	Executive Vice President and Chief Financial Officer of CTI Foods	✓ (Chair)	✓	—
Ioannis Skoufalos	59	II	2018	2015	Global Product Supply Officer of the Procter & Gamble Company	—	✓	✓

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Summary (continued)

Our Directors’ Experience, Independence and Diversity

7 of our 8 Directors are independent, including our Chairman of the Board	2 of our 8 Directors are people of color

2 of our 8 Directors are women

Governance Highlights

The Board of Directors is committed to effective corporate governance practices. Some of the highlights include:

Independent Chairman of the Board	7 of our 8 Board members are independent
Lead Independent Director of the Board	Majority voting for our director elections
Stock ownership guidelines for executive officers and non-employee directors	Frequent executive sessions of our independent directors
Board oversight of risk and risk management	Annual Board and committee self-assessments

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Summary (continued)

2016 Financial and Operational Highlights*

*	See Annex A for reconciliations of these non-GAAP measures.

Executive Compensation Principles

The core principles of our executive compensation program are to align the compensation of our executive officers with the long-term interests of our shareholders and to provide a total compensation opportunity that allows us to attract and retain talented executive officers and motivate them to achieve exceptional business results. Our compensation program continues to address certain core principles:

Pay is weighted more heavily toward incentive compensation

We provide executive compensation through a total compensation program. This program consists of fixed and variable elements and performance-based pay designed to reward performance. Our total compensation is weighed more heavily toward incentive compensation in the form of short and long-term incentives.

Executive officer goals are aligned with stockholder interests

The Company’s compensation program and policies are designed to align the interests of our executive officers with the long-term interests of our stockholders. Rewarding executive officer performance creates value for our shareholders.

Compensation is competitive with our peers in order to attract and retain talented employees

The Compensation Committee, along with Frederic W. Cook and Co., Inc. (“F.W. Cook”), our independent compensation consultant, and members of senior management annually review our significant compensation elements to enable the Company to attract and retain talented executive officers.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Summary (continued)

Key Features of our Executive Compensation Program

WHAT WE DO
✓	Retain an independent compensation consultant (page 20)
✓	Perform an annual “say-on-pay” advisory vote for shareholders (pages 28 and 31)
✓	Use peer groups when establishing total compensation for our executives (pages 31-32, page 35)
✓	Balance short and long-term incentive awards (page 31)
✓	Align executive compensation with shareholder returns through long-term incentives (page 31)
✓	Provide performance-based compensation for executives (pages 32-36)
✓	Have caps on individual payouts in our management incentive plan (pages 32-34)
✓	Include clawback provision in our incentive plans (page 36)
✓	Maintain stock ownership guidelines for executives and non-employee directors (page 23 and page 37)
✓	Provide “double-trigger” provisions for a change-in-control (pages 36-37)

WHAT WE DON’T DO
X	Allow hedging of Pinnacle stock
X	Guarantee annual bonuses
X	Allow repricing of stock options
X	Offer tax “gross-ups” of annual compensation
X	Have any executive officer employment agreements
X	Provide dividend equivalents on outstanding options or stock appreciation rights

We provide additional information regarding our executive compensation in our “Compensation Discussion and Analysis” beginning on page 29.

More than 99% of the votes cast on our 2016 say-on-pay proposal were in favor of our executive compensation programs and policies.

Our Board continues to believe that our executive compensation program and policies are effective in rewarding our executives for performance and for aligning their interests with the long-term interests of our stockholders.

Important Dates for 2018 Annual Meeting of Stockholders

In order to have a shareholder proposal included in our 2018 annual meeting of stockholders, in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), such proposal must be received by our Corporate Secretary no later than December 14, 2017.

Notice of a stockholder nomination for candidates for the Board or any other business to be considered at our 2018 annual meeting of stockholders outside of the Rule 14a-8 framework must be received by the Company between January 23, 2018 and February 22, 2018.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement

Questions and Answers About the Annual Meeting and Voting

Why am I being provided with these materials?

We have made these proxy materials available to you on the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Pinnacle Foods Inc. (“Pinnacle” or the “Company”, “we”, “us” or “our”) of proxies to be voted at our Annual Meeting of Shareholders to be held on May 23, 2017 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. The Board, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election to the Board of Jane Nielsen, Muktesh Pant and Raymond Silcock.
•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.
•	Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the Named Executive Officers.

Who is entitled to vote?

Shareholders as of the close of business on March 27, 2017 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 118,422,754 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”);
•

Held for you in street name—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee that holds their shares for them as to how to vote those shares; and

•	Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, New York Stock Exchange (the “NYSE”) rules grant your broker discretionary authority to vote your shares on “routine matters” at the Annual Meeting, including the ratification of the appointment on the independent registered public accounting firm in Proposal 2. The proposals regarding the election of our director and the advisory vote to approve executive compensation are not considered “routine matters.” As a result, if you do not provide instructions, your shares will not be voted on or counted as present for purposes of Proposals 1 and 3 (resulting in a “broker non-vote”). Although “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum to call the meeting, because they will be voted on Proposal 2, we urge you to provide voting instructions to your broker so that your shares are voted on all proposals.

How many votes are required to approve each proposal?

For all of the proposals being considered at the Annual Meeting, approval of the proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal. Shares represented by broker non-votes are not counted as “present” with regard to any non-routine proposals. While the vote on executive compensation (Proposal 3) is advisory in nature and non-binding, the Board will review the voting results and expects to take it into consideration when making future decisions regarding executive compensation.

How are votes counted?

With respect to the election of Jane Nielsen, Muktesh Pant and Raymond Silcock (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to the nominees. Votes that are withheld will be excluded from the vote and will not have any effect on the outcome of the election of the directors. Broker non-votes will have no effect on the outcome of Proposal No. 1.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement (continued)

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 (Proposal No. 2) and the advisory vote on the compensation paid to our Named Executive Officers (Proposal No. 3). For Proposals Nos. 2 and 3, abstentions will be included in the total and will have the effect of a vote “against” such proposal. Broker non-votes will have no effect on the outcome of Proposal No. 3.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” the director nominees listed herein, and “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Broadridge Financial Solutions (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election at the Annual Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” Jane Nielsen, Muktesh Pant and Raymond Silcock.
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.
•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record, you may vote by granting a proxy. Specifically, you may vote:

•

By Internet before the Annual Meeting—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

•

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

•

By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•

At the Annual Meeting—To attend the Annual Meeting virtually and cast your vote, please log on to the Internet at www.virtualshareholdermeeting.com/PF2017. At this site you will be able to vote electronically and submit questions during the Annual Meeting.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on May 22, 2017 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 22, 2017.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 22, 2017;

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement (continued)

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 22, 2017;
•	Submitting a properly signed proxy card with a later date that is received no later than May 22, 2017; or
•	Voting at the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1—Election of Directors

Election Process

Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors (the “Board”) divided into three classes. Jane Nielsen, Muktesh Pant and Raymond Silcock constitute a class with a term that expires at this Annual Meeting of Shareholders in 2017 (the “Class I Directors”).

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the Class I Directors for a three-year term expiring in 2020. Action will be taken at the Annual Meeting for the election of the Class I Directors and the Class I Directors must be elected by an affirmative vote of the majority of votes cast at the Annual Meeting.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement intend to vote the proxies held by them for the election of the Class I Directors. If any of the Class I Directors cease to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Ann Fandozzi, Ioannis Skoufalos and Mark Jung constitute a class with a term that expires at the Annual Meeting of Shareholders in 2018 (the “Class II Directors”); and Roger Deromedi and Mark Clouse constitute a class with a term that expires at the Annual Meeting of Shareholders in 2019 (the “Class III Directors”).

Board Changes During 2016

On May 25, 2016, the Board elected Mark Clouse as a Class III Director of the Company. Mr. Clouse replaced Robert Gamgort, the Company’s former Chief Executive Officer and Board member, following Mr. Gamgort’s resignation from the Company effective April 22, 2016.

Director Criteria, Qualifications and Experience

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1—Election of Directors (continued)

experiences, the Board does not have a formal diversity policy. The Board and Nominating and Corporate Governance Committee have identified a number of specific areas, experiences and qualifications that are desirable and currently represented on the Company’s Board:

We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Once elected, directors serve until they resign, are terminated by the shareholders, or are not recommended for re-election by the Nominating and Corporate Governance Committee.

Director Nomination Process

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

This process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054. All recommendations for nomination received by the Corporate Secretary that satisfy our second amended and restated by-law requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Shareholders must also satisfy the notification, timeliness, consent and information requirements set forth in our second amended and restated by-laws. These requirements are also described under the caption “Shareholder Proposals for the 2018 Annual Meeting.”

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1—Election of Directors (continued)

Nominee for Election to the Board of Directors in 2017

The following information describes the offices held, other business directorships and the class and term of each of Ms. Nielsen, Mr. Pant and Mr. Silcock. Beneficial ownership of equity securities of Ms. Nielsen, Mr. Pant and Mr. Silcock is shown under “Ownership of Securities” below.

Class I – Directors Whose Term Expires in 2017

Jane Nielsen

Principal Occupation and Other Information: Ms. Nielsen has been a Director of the Company since 2014 and is Chair of the Compensation Committee and a member of the Audit Committee. Ms. Nielsen has been the Senior Vice President and Chief Financial Officer of Ralph Lauren Corporation since September 2016. Ralph Lauren Corporation is a global leader in the design, marketing and distribution of premium lifestyle products. Prior to Ralph Lauren, Ms. Nielsen was Executive Vice President and Chief Financial Officer of Coach, Inc. from September 2011 to August 2016. Ms. Nielsen joined Coach, Inc. from PepsiCo, Inc., where from 2009 until September 2011, she was Senior Vice President and Chief Financial Officer of PepsiCo Beverages Americas and the Global Nutrition Group, with combined revenues of $17 billion. In her role, Ms. Nielsen was responsible for all financial management including financial reporting, performance management, capital allocation and strategic planning. From 1996 to 2009, Ms. Nielsen held successively senior roles in finance with PepsiCo, Inc., as well as with Pepsi Bottling Group, including in the areas of Mergers & Integration, Investor Relations and Strategic Planning. From 1990 until joining PepsiCo, Inc. in 1996, Ms. Nielsen was with Marakon Associates, a global strategy consulting firm, and began her career in 1986 at Credit Suisse First Boston as an analyst. Ms. Nielsen has a BA in Economics from Smith College and an MBA from Harvard Business School.

Leadership Experience: Ms. Nielsen has extensive executive level experience serving as Chief Financial Officer of Ralph Lauren Corporation as well as in her prior role as Chief Financial Officer of Coach, Inc. Ms. Nielsen also previously served in successively senior management roles at PepsiCo, Inc. Additionally, Ms. Nielsen serves as the Chair of the Company’s Compensation Committee.

Financial Acumen: As CFO of Ralph Lauren Corporation, and in previous senior management roles at other companies, Ms. Nielsen has held positions with a focus on financial management, including financial reporting at public companies and performance management. Ms. Nielsen also serves on the Company’s Audit Committee.

Consumer Packaged Goods Experience: Ms. Nielsen has significant executive level experience leading a consumer packaged goods company in her prior role as Chief Financial Officer of PepsiCo Beverages Americas and the Global Nutrition Group.

Relevant Industry Experience: Ms. Nielsen is the former CFO of PepsiCo Beverages Americas with a series of increasingly responsible positions at PepsiCo, Inc. and Pepsi Bottling Group.

Operations Experience: Ms. Nielsen has held roles of increasing responsibility in the fields of capital allocation and strategic planning.

Public Company Expertise: Ms. Nielsen has served as a director of the Company since 2014 and has served as the CFO of Ralph Lauren Corporation, a public company, since September 2016 and was the EVP and CFO of Coach, Inc., also a public company, from September 2011 until August 2016.

Age: 53

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1—Election of Directors (continued)

Muktesh Pant

Principal Occupation and Other Information: Mr. Pant has been a Director of the Company since 2014 and a member of the Audit and Nominating and Corporate Governance Committees. Mr. Pant has been the Chief Executive Officer of Yum! Restaurants China since August 2015. Yum! Restaurants China operates a chain of restaurants, pizza huts, and pizza hut delivery stores. From January 2014 to August 2015, Mr. Pant served as Chief Executive Officer of KFC, a subsidiary of Yum! Brands, Inc. From 2005 to 2014, Mr. Pant held a number of senior leadership positions with Yum! Brands, Inc., including as CEO of Yum! Restaurants International, President of Global Branding for Yum! Brands, President and Chief Marketing Officer for Yum! Restaurants International, Global Chief Concept Officer for Yum! Brands and President of Taco Bell International. Mr. Pant worked in various capacities at Reebok from 1994 to 2004, including as Chief Marketing Officer from 2001 to 2004. Mr. Pant also worked at PepsiCo from 1992 to 1994 in PepsiCo’s India startup. Mr. Pant built a foundation in marketing and international business with 15 years in various executive capacities at Unilever in India and the United Kingdom from 1976 to 1992. Mr. Pant holds a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology.

Leadership Experience: Mr. Pant has extensive executive level experience serving in his role as CEO of Yum! Restaurants China, and having previously served as CEO of KFC, a subsidiary of Yum! Brands, Inc.

Marketing Experience: Mr. Pant previously served in various senior management positions with Yum! Brands, Inc. and held roles with a focus on marketing, including as Chief Marketing Officer of Reebok from 2001 to 2004.

Operations Experience: Ms. Pant has held roles of increasing responsibility in strategic planning and international business at Unilever.

Financial Acumen: Mr. Pant has served as CEO of two separate companies and he currently serves as a member of the Company’s Audit Committee.

Relevant Industry Experience: Mr. Pant is the current CEO of Yum! Restaurants China and previously served as CEO of KFC.

Public Company Expertise: Mr. Pant has served as a director of the Company since 2014.

Age: 62

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Proposal No. 1—Election of Directors (continued)

Raymond Silcock

Principal Occupation and Other Information: Mr. Silcock has been a Director of the Company since 2008 and is Chair of the Audit Committee and is a member of the Compensation Committee. Mr. Silcock is Executive Vice President and Chief Financial Officer of CTI Foods since June 2016. CTI Foods is a culinary-driven company that offers a diverse range of custom food solutions to the foodservice industry. Prior to this role, Mr. Silcock served as Executive Vice President and Chief Financial Officer of Diamond Foods Inc. from June 2013 to March 2016. Previously, Mr. Silcock was Senior Vice President and Chief Financial Officer of The Great Atlantic and Pacific Tea Company following its emergence from bankruptcy in March 2012 until February 2013 and was the Head of Finance from December 2011 to March 2012. From December 2009 to December 2011, he was an independent management consultant with clients including The Great Atlantic and Pacific Tea Company and Palm Ventures LLC. From July 2007 to April 2009, Mr. Silcock was Senior Vice President and Chief Financial Officer of UST Inc. Before joining UST Inc., Mr. Silcock was Executive Vice President and Chief Financial Officer of Swift & Company from 2006 to 2007 and Executive Vice President and Chief Financial Officer of Cott Corporation from 1998 to 2005. Earlier in his career, Mr. Silcock held various positions at Campbell Soup Company, where he worked from 1979 to 1997, culminating in Vice President, Finance for the Bakery and Confectionary Division. Mr. Silcock is an Advisory Partner with Alliance Consumer Growth, a private equity company. Mr. Silcock holds an MBA from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Cost & Management Accountants (United Kingdom).

Leadership Experience: Mr. Silcock has significant executive level experience serving as CFO of CTI Foods and having served as the CFO of Diamond Foods Inc., The Great Atlantic and Pacific Tea Company, UST Inc., Swift & Company and Cott Corporation. Mr. Silcock also serves as the Chair of the Company’s Audit Committee.

Consumer Packaged Goods Experience: Ms. Silcock has significant executive level experience leading a consumer packaged goods company in his current role at CTI Foods and in his prior roles as Chief Financial Officer of Diamond Foods Inc. and The Great Atlantic and Pacific Tea Company.

Financial Acumen: As current CFO of CTI Foods and as former CFO of Diamond Foods Inc., and in previous senior management roles, Mr. Silcock has held positions with a focus on financial management and financial reporting. Mr. Silcock also serves as the Chair of the Company’s Audit Committee.

Relevant Industry Experience: Mr. Silcock is the current CFO of CTI Foods and the former CFO of Diamond Foods Inc., The Great Atlantic and Pacific Tea Company, and he served in a series of increasingly responsible positions at Campbell Soup Company.

Public Company Expertise: Mr. Silcock has served as a Director of the Company since 2008 and served as the EVP and CFO of Diamond Foods Inc., a former public company, from June 2013 to April 2016.

Age: 66

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE

ELECTION OF JANE NIELSEN, MUKTESH PANT AND RAYMOND SILCOCK.

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Proposal No. 1—Election of Directors (continued)

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities” below.

Class II – Directors Whose Term Expires in 2018

Ann Fandozzi

Principal Occupation and Other Information: Ms. Fandozzi has been a Director of the Company since 2012 and is Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Ms. Fandozzi is Chief Executive Officer of ABRA Auto Body & Glass and she has served in that position since October 2016. ABRA is a leading provider of vehicle repair services specializing in collision repair, paintless dent removal, and auto glass repair and replacement. Prior to this role, Ms. Fandozzi served as President & Chief Executive Officer of Ride and vRide, a ride sharing platform that offers commuters an economical and stress-free way to work, from June 2012 to October 2016. From 2007 to 2012, Ms. Fandozzi served in senior management positions with Whirlpool Corporation. Her most recent role was Corporate Vice President of the Global e-business, Direct to Consumer and Sears/Kenmore units. Previously, Ms. Fandozzi served at DaimlerChrysler Corporation as Global Executive Director of Family Vehicles from 2002 to 2007. Ms. Fandozzi’s previous experience also includes roles at Ford Motor Company, McKinsey and Company, Wharton Financial Institutions Center and Lockheed Martin. Ms. Fandozzi received her MBA from the Wharton School of the University of Pennsylvania, her MSE in Systems Engineering from the University of Pennsylvania and her BE in Computer Engineering from the Stevens Institute of Technology.

Leadership Experience: Ms. Fandozzi is the current CEO of ABRA Auto and formerly served as CEO of Ride and vRide. Ms. Fandozzi is also the current Chair of the Nominating and Corporate Governance Committee.

Expertise in Technology: As the former CEO of Ride and vRide, Ms. Fandozzi oversaw an electronic ride sharing platform that provides commuters with an economical way to work.

Public Company Expertise: Ms. Fandozzi has served as a Director of the Company since 2012, and Ms. Fandozzi has previously served in senior management positions at public companies such as Whirlpool Corporation and DaimlerChrysler Corporation.

Age: 45

Ioannis Skoufalos

Principal Occupation and Other Information: Mr. Skoufalos has been a Director of the Company since September 2015 and is a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Skoufalos is the Global Product Supply Officer of The Procter & Gamble Company (P&G) and he has served in that position since 2011. P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands. Since joining P&G in 1984, Mr. Skoufalos has held roles of increasing responsibility in engineering, manufacturing and product supply in various global geographies. Mr. Skoufalos also serves as a member of the Board of Directors for the National Association of Manufacturers and on the Board of Trustees for The Manufacturing Institute. Mr. Skoufalos holds a Bachelor of Science in Chemical Engineering from Leeds University (UK) and a Master of Science in Food Engineering from Leeds University.

Leadership Experience: Mr. Skoufalos is the current Global Product Supply Officer of The Procter & Gamble Company since 2011.

Operations Experience: Mr. Skoufalos has held roles of increasing responsibility in the fields of engineering, supply network design, manufacturing, purchasing, quality assurance, initiative management and product supply in various global geographies.

Public Company Expertise: Mr. Skoufalos has served as a Director of the Company since 2015.

Age: 59

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Proposal No. 1—Election of Directors (continued)

Mark Jung

Principal Occupation and Other Information: Mr. Jung has been a Director of the Company since 2015 and is a member of the Audit and Compensation Committees. Mr. Jung is currently the Executive Chairman of Accela, Inc. and he has served in that position since March 2017. Accela, Inc. is a leading provider of cloud-based productivity and civic engagement solutions for government. From August 2016 to March 2017, Mr. Jung served as Chairman and Acting CEO of Accela, Inc. Mr. Jung served as Chairman of Accela, Inc. from March 2016 to August 2016. Mr. Jung also currently serves as a consultant to ABRY Partners, a private equity firm, since March 2015. From May 2013 to March 2015, Mr. Jung served as Executive Chairman of OL2, Inc., a leading cloud solutions provider for gaming and graphics-rich applications. From February 2012 to May 2013, Mr. Jung served as an Operating Partner at Khosla Ventures, LLC, a private venture capital fund. From December 2008 to January 2012, Mr. Jung was an independent board member and advisor to a variety of technology companies. Mr. Jung currently serves as a member of the board of directors of DataXu, Inc., a software developer for online marketing; InMar, Inc., a provider of coupon processing and logistics services; Interviewstreet Incorporation (which is also known as HackerRank), a technical recruiting platform company; Lett.rs, LLC, a mobile social media platform provider. Mr. Jung holds a BS in engineering from Princeton University and an MBA from Stanford University Graduate School of Business.

Leadership Experience: Mr. Jung is the current Executive Chairman of Accela, Inc. Mr. Jung previously served as Executive Chairman of OL2, Inc. a leading cloud solutions provider for gaming and graphics-rich applications, and he also previously served as Chief Executive Officer of Worldtalk Communications Corporation and IGN Entertainment, Inc.

Expertise in Technology: Mr. Jung has founded, taken public and served as CEO of two separate technology companies. He has served on numerous private technology boards and has also served as an advisor to a variety of technology companies.

Financial Acumen: Mr. Jung has studied accounting and financial statement analysis and has run two separate public companies. Additionally, Mr. Jung has served on three separate audit committees for public companies.

Public Company Expertise: Mr. Jung has served as a Director of the Company since 2015. Additionally, Mr. Jung has extensive experience serving on boards of public companies, having served on Boards such as Yodlee Inc., 3 Par, Keynote Systems and Limelight Networks.

Age: 55

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Proposal No. 1—Election of Directors (continued)

Class III – Directors Whose Term Expires in 2019

Mark Clouse

Principal Occupation and Other Information: Mr. Clouse was appointed Chief Executive Officer and Director of the Company effective May 23, 2016 and May 25, 2016, respectively. Pinnacle Foods Inc. is a leading manufacturer, marketer and distributor of high-quality branded food products with a mission of unleashing brand potential. From January 2016 to May 2016, Mr. Clouse served as Executive Vice President and Chief Commercial Officer at Mondelez International, Inc. He previously served as Executive Vice President and Chief Growth Officer from July 2014 until December 2015 and Executive Vice President and President, North America from October 2012 to March 2015. He was President of the Snacks and Confectionery business in North America from June 2011 to October 2012, Senior Vice President of the Biscuits Global Category Team from October 2010 to June 2011, Managing Director of Kraft Foods Brazil from January 2008 to September 2010 and President of Kraft Foods Greater China from January 2006 to January 2008. Prior to that, Mr. Clouse held various positions of increasing responsibility around the world. During Mr. Clouse’s 20-year tenure at Kraft Foods Inc. and the subsequent spin-off of Mondelez, Mr. Clouse held a broad range of leadership positions involving iconic brands such as Oreo, Nabisco, Cadbury and Trident, oversaw the company’s commercial execution for all of its five geographic regions, as well as the global sales function, was responsible for the company’s growth strategy and oversaw key areas such as corporate strategy, global marketing, global sales, and research, development and quality. Mr. Clouse is a graduate of the U.S. Military Academy at West Point, with a degree in economics.

Leadership Experience: Mr. Clouse is the current Chief Executive Officer of the Company. Additionally, Mr. Clouse served in numerous leadership roles during his tenure with Mondelez International.

Marketing Experience: Mr. Clouse previously held key global marketing, global sales and corporate strategy roles at Mondelez International.

Operations Experience: Mr. Clouse served as Executive Vice President and President, North America and as President of the Snacks and Confectionery business in North America in various roles at Mondelez International.

Relevant Industry Experience: Mr. Clouse is the current CEO of the Company and he previously served in roles of increasing responsibility at Mondelez International.

Consumer Packaged Goods Experience: Mr. Clouse has significant executive level experience leading a consumer packaged goods company, given his current role as CEO of the Company and having served in various leadership roles at Kraft Foods and Mondelez International.

Public Company Expertise: Mr. Clouse has served as a Director of the Company since 2016.

Age: 48

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Proposal No. 1—Election of Directors (continued)

Roger Deromedi

Principal Occupation and Other Information: Mr. Deromedi was appointed Independent Chairman and Lead Director of the Board in March 2016 and has been a Director of the Company since 2007. Mr. Deromedi previously served as Non-Executive Chairman of the Board from 2009 to March 2016, and he also served as a member of the Compensation Committee from 2009 to September 2015. Previously, Mr. Deromedi was Executive Chairman of the Board from 2007 until 2009. Prior thereto, Mr. Deromedi served as Chief Executive Officer of Kraft Foods Inc. from December 2003 to June 2006. Prior to that, Mr. Deromedi was co-Chief Executive Officer, Kraft Foods Inc. and President and Chief Executive Officer of Kraft Foods International since 2001. Mr. Deromedi was President and Chief Executive Officer of Kraft Foods International from 1999 to 2001 and previously held a series of increasingly responsible positions since joining General Foods, Kraft’s predecessor company, in 1977. Mr. Deromedi previously served as an Executive Advisor (Independent Contractor) to Blackstone in the Consumer Goods Sector from July 2013 to July 2015. Mr. Deromedi is Vice-Chairman of the Rainforest Alliance, on the Board of Directors of the Joffrey Ballet, and on the Board of Trustees of the Field Museum of Natural History. Mr. Deromedi earned an MBA from the Stanford Graduate School of Business and a Bachelor of Arts in economics and mathematics from Vanderbilt University.

Leadership Experience: Mr. Deromedi is the former CEO of Kraft Foods Inc. and Kraft Foods International. Additionally, he currently serves as the independent Chairman and Lead Director of the Board.

Consumer Packaged Goods Experience: Mr. Deromedi has significant executive level experience leading a consumer packaged goods company in his prior role as CEO of Kraft Foods Inc. and Kraft Foods International.

Marketing Experience: Mr. Deromedi held a series of responsible positions at General Foods, Kraft’s predecessor company, including key marketing, sales and corporate strategy roles.

Operations Experience: Mr. Deromedi managed the Kraft Foods Inc. portfolio in his capacity as the former CEO.

Relevant Industry Experience: Mr. Deromedi is the former CEO of Kraft Foods Inc. and Kraft Foods International with a series of increasingly responsible positions at General Foods, Kraft’s predecessor company.

Public Company Expertise: Mr. Deromedi has served as a Director of the Company since 2007. Mr. Deromedi also previously served on the boards of Kraft Foods Inc. and The Gillette Company.

Age: 62

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Proposal No. 1—Election of Directors (continued)

Board Structure

Our Board of Directors is led by Mr. Deromedi, our Independent Chairman and Lead Director. The Chief Executive Officer position is separate from the Chairman position. We believe that separation of the positions of Chairman and Chief Executive Officer is appropriate corporate governance for us at this time. Accordingly, Mr. Deromedi serves as Independent Chairman, while Mr. Clouse serves as our Chief Executive Officer and Director. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Deromedi’s attention to Board and committee matters allows Mr. Clouse to focus more specifically on overseeing the Company’s operations as well as executing the Company’s strategy.

In Mr. Deromedi’s role as Lead Director, he helps coordinate the efforts of all directors to ensure that objective judgment is brought to bear on sensitive issues involving the management of the Company, and, in particular, the performance of senior management. As Lead Director, Mr. Deromedi’s responsibilities include:

•	Presiding over all meetings of the Board, including any executive sessions of the independent directors or the non-management directors;
•	Assisting in scheduling Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•	Requesting the inclusion of certain materials for Board meetings;
•	Approving all information sent to the Board;
•	Communicating to the CEO, together with the Chair of the Compensation Committee, the results of the Board’s evaluation of CEO performance;
•	Collaborating with the CEO on Board meeting agendas and approving such agendas;
•	Collaborating with the CEO in determining the need for special meetings of the Board;
•

Providing leadership and serving as temporary CEO in the event of the inability of the CEO to fulfill his role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Director shall have the authority to convene meetings of the full Board or management;

•	Being available for consultation and direct communication if requested by major shareholders;
•	Acting as the liaison between the independent or non-management directors, as appropriate;
•	Calling meetings of the independent or non-management directors when necessary and appropriate; and
•

Recommending to the Board, in concert with the chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial or other advisors as he deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company.

Board Committees

The following table summarizes the current membership of each of the Board’s Committees:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark Clouse
Roger Deromedi
Ann Fandozzi		X	Chair
Ioannis Skoufalos		X	X
Mark Jung	X		X
Jane Nielsen	X	Chair
Muktesh Pant	X		X
Raymond Silcock	Chair	X

Audit Committee

All members of the Audit Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Mr. Silcock, Mr. Jung and Ms. Nielsen qualifies as an audit committee financial expert as defined by applicable SEC regulations. The Board reached its conclusion as to Mr. Silcock’s qualification based on, among other things, his current experience as Chief Financial Officer of CTI Foods, his prior experience as Chief Financial Officer of Diamond Foods Inc. and his prior experience as Chief Financial Officer of The Great Atlantic and Pacific Tea Company after it emerged from bankruptcy. The Board reached its conclusion as to Ms. Nielsen’s qualification based on, among other things, her current experience as

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Proposal No. 1—Election of Directors (continued)

Chief Financial Officers of Ralph Lauren Corporation, her former experience as Chief Financial Officer of Coach, Inc. and her prior experience at PepsiCo Beverages Americas and the Global Nutrition Group. The Board reached its conclusion as to Mr. Jung’s qualification based on, among other things, his experience as Chief Executive Officer of Worldtalk Communications Corporation and IGN Entertainment, Inc., two public companies, and his prior service on three separate public company audit committees.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.pinnaclefoods.com under Investor Center: Corporate Governance: Governance Documents: Audit Committee Charter, and include the following:

•

carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and, our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•	selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;
•	reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;
•

reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;

•	reviewing the work of our internal audit function; and
•	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management”.

Compensation Committee

All members of the Compensation Committee have been affirmatively determined by our Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards applicable to boards of directors in general and compensation committees in particular.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.pinnaclefoods.com under Investor Center: Corporate Governance: Governance Documents: Compensation Committee Charter, and include the following:

•	establishing and reviewing the overall compensation philosophy of the Company;
•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;
•

evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•	overseeing, at least annually, the evaluation of management;
•

reviewing and approving or making recommendations to the Board of Directors on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•	reviewing and recommending to the Board of Directors the compensation of directors;
•

reviewing and approving, or making recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing and approving, or making recommendations to the Board with respect to equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s shareholders;
•	reviewing and making recommendations to the Board, or approving, all equity-based awards to executive officers and the Board, including pursuant to the Company’s equity-based plans;
•

reviewing and evaluating the succession plans relating to the CEO and other executive officer positions and making recommendations to the Board with respect to the selection of individuals to occupy these positions;

•	reviewing compliance by executive officers and the Board with the Company’s stock ownership guidelines; and
•	reviewing and monitoring all employee retirement, profit-sharing and benefit plans of the Company.

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With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis and making a recommendation to the Board for its inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee engaged the services of F.W. Cook as its independent outside compensation consultant, during fiscal year 2016.

All executive compensation services provided by F.W. Cook were conducted under the direction or authority of the Compensation Committee, and all work performed by F.W. Cook was pre-approved by the Compensation Committee. Neither F.W. Cook nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of its affiliates. Prior to F.W. Cook’s retention by the Committee, the Compensation Committee evaluated whether any work provided by F.W. Cook raised any conflict of interest and determined that it did not.

As requested by the Compensation Committee, in 2016, F.W. Cook’s services to the Compensation Committee included, among other things:

•	reviewing and advising with respect to potential changes to equity compensation and annual management incentive plans;
•	preparing comparative analyses of executive compensation levels and design at peer group companies;
•	assisting with equity compensation plan development;
•	assisting the Compensation Committee in assessing the pay for performance alignment of the Company’s compensation program; and
•	reviewing and evaluating our overall compensation structure in light of organizational objectives.

An F.W. Cook representative participated in all four of the Compensation Committee meetings in 2016.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2016 (Ms. Nielsen, Ms. Fandozzi, Mr. Skoufalos and Mr. Silcock) was an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or the Board.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee have been affirmatively determined by our Board to be “independent” as defined by our Corporate Governance Guidelines and the applicable NYSE listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.pinnaclefoods.com under Investor Center: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

•	establishing the criteria for the selection of new directors;
•	identifying and recommending to the Board individuals to be nominated as directors;
•	evaluating candidates for nomination to the Board, including those recommended by shareholders;
•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;
•	considering questions of independence and possible conflicts of interest of members of the Board and executive officers;
•	reviewing and recommending the composition and size of the Board;
•	overseeing, at least annually, the evaluation of the Board;
•	recommending to the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and
•	periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.

Attendance at Meetings

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of shareholders. All of our Board members attended the annual meeting of shareholders in 2016. During the year ended December 25, 2016, the Board held 11 meetings, the Audit Committee held 6 meetings, the Compensation Committee held 4 meetings and the Nominating and Corporate Governance Committee held 4 meetings. All of our current directors attended 81% or more of the meetings of the Board and relevant committee meetings in 2016.

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Executive Sessions

In 2016, executive sessions, which are meetings of the non-management members of the Board, were regularly scheduled throughout the year. In addition, the independent directors on the Board met in executive sessions, without any employee directors or management present. Executive sessions facilitate candid discussion of the independent directors’ viewpoints regarding the performance of management and the strategic direction of the Company.

Oversight of Risk Management

The Board of Directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board of Directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board of Directors all areas of risk and the appropriate mitigating factors. In addition, our Board of Directors receives periodic detailed operating performance reviews from management. The Compensation Committee is responsible for oversight of risks relating to compensation and employment related matters.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Center section on our website at www.pinnaclefoods.com), the Board will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. Our Board affirmatively determined that each of Mr. Deromedi, Ms. Fandozzi, Ms. Nielsen, Mr. Pant, Mr. Silcock, Mr. Jung and Mr. Skoufalos are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of all applicable NYSE standards, including with respect to committee service. Our Board has also determined that the members of the Audit Committee, Mr. Pant, Ms. Nielsen, Mr. Silcock and Mr. Jung are “independent” for purposes of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder.

Related Person Transaction Policy

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy:

•

any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee, provided that any interested director recuses himself or herself from the Audit Committee deliberations; and

•

any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•

management must disclose to the Audit Committee, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management must advise the Audit Committee as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

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•

management must advise the Audit Committee as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act and/or the Exchange Act and related rules; and

•	management must advise the Audit Committee as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Audit Committee in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Internal Revenue Code.

There have been no related person transactions since the beginning of 2016.

Corporate Governance Guidelines

The Board is committed to effective corporate governance practices. Some of the highlights of the Company’s corporate governance include:

Independent Chairman of the Board	7 of our 8 Board members are independent
Lead Independent Director of the Board	Majority voting for our director elections
Stock ownership guidelines for executive officers and non-employee directors	Frequent executive sessions of our independent directors
Board oversight of risk and risk management	Annual Board and committee self-assessments

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information, are available on the Corporate Governance page of the Investor Center section on our website at www.pinnaclefoods.com. Any shareholder also may request them in print, without charge, by contacting the Corporate Secretary at Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054.

Code of Conduct

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers, and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Code of Business Conduct and Ethics may be found on our website at www.pinnaclefoods.com under Investor Center: Corporate Governance: Code of Business Conduct and Ethics.

As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with two avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line or in writing. The toll-free number for the Company’s directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1—Election of Directors (continued)

Communications with the Board

As described in the Corporate Governance Guidelines, shareholders and other interested parties who wish to communicate with a member or members of the Board, including the respective chairpersons of the Board and of the Audit, Compensation, or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Corporate Secretary of the Company, Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054 who will forward such communication to the appropriate party or (2) sending an e-mail to the Corporate Secretary of the Company at kelley.maggs@pinnaclefoods.com. Such communications may be done confidentially or anonymously.

Director Compensation in Fiscal 2016

In fiscal 2016 our Independent Chairman and independent directors received annual fees as follows:

•	$80,000 in cash, paid quarterly in arrears;
•	$150,000 in restricted stock units. The restricted stock units were granted at the 2016 annual shareholder meeting and they will vest on May 23, 2017;
•	an additional $100,000 in cash and $45,000 in restricted stock units for the Independent Chairman and Lead Director of the Board of Directors; and
•	an additional $15,000 in cash for the chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees.

Mr. Clouse receives no additional compensation for his service as a director, and Mr. Gamgort did not receive any additional compensation for his services as a director in 2016 prior to his resignation.

The table below sets forth information regarding director compensation for the fiscal year ended December 25, 2016.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Roger Deromedi	180,000	194,987	—	374,987
Ray Silcock	95,000	149,990	—	244,990
Ann Fandozzi	95,000	149,990	—	244,990
Jane Nielsen	95,000	149,990	—	244,990
Muktesh Pant	80,000	149,990	—	229,990
Ioannis Skoufalos	80,000	191,502	—	271,502
Mark Jung	80,000	157,383	—	237,383

(1)

The aggregate number of outstanding equity awards held by our non-employee directors at December 25, 2016 was as follows: Mr. Deromedi, 4,589 unvested restricted stock units and 167,080 vested stock options; Mr. Silcock, 3,530 unvested restricted stock units and 82 unvested restricted shares; Ms. Fandozzi, 3,530 shares of unvested restricted stock units and 82 unvested restricted shares; Ms. Nielsen, 3,530 unvested restricted stock units; Mr. Pant 3,530 unvested restricted stock units; Mr. Skoufalos 4,507 unvested restricted stock units; and Mr. Jung 3,704 unvested restricted stock units.

(2)

Amounts included in this column reflect the aggregate grant date fair value of restricted stock units granted during fiscal year 2016, calculated in accordance with Financial Accounting Standards Based Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The annual equity grant to directors was made on May 25, 2016 in the form of restricted stock units. The restricted stock units vest on May  23, 2017.

Non-Employee Director Stock Ownership Guidelines

Pursuant to the Company’s Corporate Governance Policy, each non-employee director of the Company is required to maintain ownership in our common stock equal to six times the annual Board retainer. In the event a non-employee director has not reached his or her ownership guidelines, he or she will be required to retain 100% of net shares realized upon the vesting of equity awards until he or she has reached the required ownership level.

Ownership levels were measured in June 2016 and are based on the annual Board retainer and the average of the prior year’s month-end closing stock prices. The ownership requirements are measured every June and the ownership levels measured in June 2016 will remain in place until June 2017.

Ownership of Securities

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of April 7, 2017, by (1) each individual or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our Named Executive Officers, (3) each of our directors and director nominees and (4) all of our directors and our executive officers as a group.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1—Election of Directors (continued)

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Securities subject to option grants that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding the options, but are not deemed outstanding for calculating the percentage ownership of any other person. Percentage computations are based on 118,422,754 shares of our common stock beneficially outstanding as of April 7, 2017.

Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Shareholder
The Vanguard Group(a)	9,242,313	7.82%
Capital World Investors(b)	7,191,050	6.0%
TIAA-CREF Investment Management, LLC(c)	6,767,749	5.732%
Victory Capital Management Inc.(d)	6,518,159	5.52%

Directors and Named Executive Officers:
Mark Clouse	10,000	*
Robert Gamgort	—	—
Craig Steeneck(e)	282,841	*
Mark Schiller(f)	159,582	*
Christopher Boever(g)	66,296	*
D. Michael Wittman	—	—
Roger Deromedi(h)	628,330	*
Ioannis Skoufalos(i)	6,262	*
Mark Jung(j)	3,704	*
Muktesh Pant(k)	27,249	*
Raymond Silcock(l)	91,042	*
Ann Fandozzi(k)	14,131	*
Jane Nielsen(k)	9,632	*
Directors and Executive Officers as a Group (sixteen persons)(16)(m)	1,590,163	1.34%

*	Less than 1%.
(a)

Beneficial ownership information is as of December 31, 2016 and is based on a Schedule 13G/A with respect to the Company’s common stock filed with the SEC on February 13, 2017 by The Vanguard Group, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., in which The Vanguard Group reported that it has sole voting and dispositive power with respect to 9,165,022 shares of our common stock and shared dispositive power with respect to 77,291 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(b)

Beneficial ownership information is as of December 30, 2016 and is based on a Schedule 13G with respect to the Company’s common stock filed with the SEC on February 13, 2017 by Capital World Investors, in which Capital World Investors reported that it has sole voting and dispositive power with respect to 7,191,050 shares of our common stock. The address of Capital World Investors is 333 South Hope Street Los Angeles, California 90071.

(c)

Beneficial ownership information is as of December 31, 2016 and is based on a Schedule 13G with respect to the Company’s common stock filed with the SEC on February 13, 2017 by TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC, in which TIAA-CREF Investment Management, LLC reported that it has sole voting and dispositive power with respect to 3,901,507 shares of our common stock and in which Teachers Advisors, LLC reported that is has sole voting and dispositive power with respect to 2,866,242 shares of our common stock. The address of TIAA-CREF Investment Management, LLC and Teachers Advisors, LLC is 730 Third Avenue, New York, New York 10017.

(d)

Beneficial ownership information is as of December 31, 2016 and is based on a Schedule 13G with respect to the Company’s common stock filed with the SEC on February 13, 2017 by Victory Capital Management Inc., in which Victory Capital Management Inc. reported that is has sole voting and dispositive power with respect to 6,518,159 shares of our common stock. The address of Victory Capital Management is 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144.

(e)	The amount includes 89,525 shares subject to stock options that are currently exercisable.
(f)	The amount includes 97,866 shares subject to stock options that are currently exercisable.
(g)	The amount includes 26,682 shares subject to stock options that are currently exercisable.
(h)

Shares of our common stock are held in revocable trust for the benefit of Mr. Deromedi. The amount includes 167,080 shares subject to stock options that are currently exercisable and 4,589 restricted stock units that will vest within 60 days of April 7, 2017.

(i)	The amount includes 4,507 restricted stock units that will vest within 60 days of April 7, 2017.
(j)	The amount includes 3,704 restricted stock units that will vest within 60 days of April 7, 2017.
(k)	The amount includes 3,530 restricted stock units that will vest within 60 days of April 7, 2017.
(l)	The amount includes 3,530 restricted stock units and 41 restricted shares that will vest within 60 days of April 7, 2017.
(m)

Includes our current directors, Named Executive Officers as well as individuals listed as executive officers in the 2016 Form 10-K. Includes 596,713 shares subject to stock options that are currently exercisable, 26,920 restricted stock units that will vest within 60 days of April 7, 2017 and 41 restricted shares that will vest within 60 days of April 7, 2017.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1—Election of Directors (continued)

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during 2016.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 2—Ratification of Independent

Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2017.

Although ratification is not required by our second amended and restated by-laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

We expect that a representative of Deloitte & Touche LLP will attend the virtual Annual Meeting and the representative will have an opportunity to make a statement if he or she chooses. The representative will also be available to respond to appropriate questions from shareholders.

The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the 2016 financial statements, we entered into an agreement with Deloitte & Touche LLP, which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

The following table presents fees for professional services rendered for the audit of our financial statements and audit of our internal controls over financial reporting for 2016 and 2015 and fees billed for other services rendered by Deloitte & Touche LLP and its affiliates for those periods ($ in thousands):

	2016	2015
Audit Fees(1)	$1,434	$1,407
Audit-related fees(2)	23	490
Tax fees(3)	66	71
Total:	$1,523	$1,968

(1)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements and audit of our internal controls over financial reporting, the reviews of interim financial statements, and services associated with other SEC filings. The fees are for services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings or engagements.

(2)	Includes fees billed for services performed related to due diligence services.
(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audits and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee pre-approved all of the services provided by Deloitte & Touche LLP in 2016.

Each year, the Audit Committee approves an annual budget for such permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2017.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 25, 2016 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Raymond Silcock, Chair

Jane Nielsen

Muktesh Pant

Mark Jung

2017 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 3—Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding, advisory vote, the compensation paid to our Named Executive Officers as disclosed on pages 29 through 46. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The say-on-pay proposal was approved by approximately 99% of the votes cast demonstrating stockholder support for our overall executive compensation program during 2016. The Committee considered this to be a favorable result and believed it showed strong stockholder support for the Company’s compensation practices and the decisions taken by the Committee. Accordingly, the Committee did not make any structured changes to the compensation for our Named Executive Officers as a result of the advisory vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the Named Executive Officers presented in Compensation Discussion and Analysis on pages 29 through 46, as well as the discussion regarding the Compensation Committee on pages 19 through 20.

In particular, shareholders should note the following:

•

A significant portion of Named Executive Officers’ total compensation is tied to the achievement of the Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•

Long-term equity incentive grants, which constitute a key component of executive compensation, typically have a multi-year vesting period designed to motivate our Named Executive Officers to make business decisions that, over the long-term, should increase the price of our stock.

•	The Company has stock ownership guidelines for Named Executive Officers which align executive interests with those of our shareholders.
•	The Company does not provide any tax gross-ups of annual compensation.
•	The Company’s incentive plans include provisions prohibiting hedging of Company stock.
•	No repricing of stock options.
•	No dividend equivalents on outstanding stock options.

Our current policy is to include a resolution regarding approval of the Company’s executive compensation annually and the next such advisory vote will be held at our 2018 annual meeting. We expect to hold the next vote on the frequency of advisory votes to approve executive compensation at our 2019 annual meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

The core principles of our executive compensation program are to align the compensation of our executive officers with the long-term interests of our shareholders and to provide a total compensation opportunity that allows us to attract and retain talented executive officers and motivate them to achieve exceptional business results.

We achieve these goals by offering a total compensation program that consists of both fixed components (in the form of base pay and benefits) and variable, performance-based pay (in the form of short and long-term incentives) designed to reward performance. The total compensation for our executive officers is weighted more heavily toward incentive compensation. There is an appropriate balance of short-term and long-term incentives to ensure executive officers are properly balancing the need for consistent annual performance with the need for consistent performance over a multiple year horizon. This compensation balance is intended to ensure that our executive officers share in both downside risk and upside opportunity based on the Company’s performance.

In 2016, our executive officers were Michael Allen, Executive Vice President and President, Boulder; Michael Barkley, Executive Vice President, Meals and Sides and Chief Marketing Officer; Christopher Boever, Executive Vice President and Chief Customer Officer; Mark Clouse, Chief Executive Officer and Director; Mary Beth DeNooyer, Executive Vice President and Chief Human Resources Officer; Robert Gamgort, former Chief Executive Officer and Director; Kelley Maggs, Executive Vice President and General Counsel; Mark Schiller, Executive Vice President and President North America Retail; Craig Steeneck, Executive Vice President and Chief Financial Officer; and D. Michael Wittman, Executive Vice President and Chief Supply Chain Officer.

Our Named Executive Officers for 2016 were:

•	Mark Clouse, Chief Executive Officer
•	Robert Gamgort, Former Chief Executive Officer
•	Craig Steeneck, Executive Vice President and Chief Financial Officer
•	Mark Schiller, Executive Vice President and President North America Retail
•	Christopher Boever, Executive Vice President and Chief Customer Officer
•	D. Michael Wittman, Executive Vice President and Chief Supply Chain Officer

On April 27, 2016, the Company appointed Mr. Clouse as the Chief Executive Officer, effective May 23, 2016 replacing Mr. Gamgort, who resigned on April 29, 2016. Mr. Gamgort did not receive any additional payments in connection with his resignation.

On August 1, 2016, the Board approved an increase to the bonus target, LTI target and Executive Severance eligibility of Mr. Boever and Mr. Wittman as a result of their increased responsibilities following the Boulder Brands acquisition.

In 2016, each of our Named Executive Officers, other than Messrs. Gamgort and Clouse, received base pay increases in consideration for performance against their individual objectives and to reflect market competitiveness. Each of the Named Executive Officers, other than Mr. Gamgort, received an annual incentive award based on the Company’s performance against Adjusted EBITDA and operational goals, as well as their performance against their individual performance objectives. We use Adjusted EBITDA, a non-GAAP financial measure, as a supplemental measure of our performance. We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, further adjusted to exclude non-cash items, extraordinary, unusual or non-recurring items and other adjustment items (“Adjusted EBITDA”). We consider Adjusted EBITDA to be an appropriate metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis. Each of the Named Executive Officers, other than Mr. Gamgort, also received an annual long-term incentive award under the 2013 Omnibus Incentive Plan. The long-term incentive award consisted of nonqualified stock options and performance-based restricted shares (“performance shares”).

As previously discussed on page 20, the Compensation Committee (the “Committee”) engaged a compensation consultant, F.W. Cook, to provide compensation advice in 2016. The consultant is retained directly by the Committee and performs no consulting or other services for Pinnacle or for members of Pinnacle management. The Committee has determined that F.W. Cook is independent and that there are no conflicts of interest with regard to the work of F.W. Cook.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Key 2016 Financial Highlights

In 2016, as a result of the leadership of our executives and their execution of the Company’s key strategies, we had a strong financial year:

(in millions except per share)	2015	2016	Change
Net Sales	$2,656	$3,128	+17.8%
Adjusted Gross Profit	$750	$921	+22.8%
% Net Sales	28.2%	29.4%	+120	bps
Adjusted EBIT	$443	$539	+21.6%
% Net Sales	16.7%	17.2%	+50	bps
Adjusted Net Earnings	$225	$254	+12.8%
Adjusted Diluted EPS	$1.92	$2.15	+12.0%
Adjusted EBITDA	$532	$644	+21.2%
Free Cash Flow(1)	$264	$387	+$123

Note:  Excludes items affecting comparability. See reconciliation to GAAP financial measures in Annex A.

(1)	Defined as Net Cash Provided By Operating Activities less Capital Expenditures.

Compensation Program Objectives and Design

Our primary objective in establishing our comprehensive compensation program is to be able to successfully recruit, attract, retain and properly incent high-level talent to work for and ultimately add value to our Company for the benefit of our shareholders.

Our compensation program is designed to reward performance, which in turn creates value for our shareholders. Performance is reviewed annually for both our executives individually and our Company as a whole. When annual Company or individual performance goals are not met, certain elements of the compensation program (including annual bonuses, annual base salary merit increases and certain equity grants) are not paid or do not vest.

The compensation program is intended to reward both short-term (annual performance) and long-term Company performance. Therefore, employee equity programs, which are discussed in more detail below, are key elements of the compensation program.

Each element of the overall comprehensive compensation program (discussed in greater detail below) is intended to be competitive with similar elements offered both locally and nationally by other like-sized employers and competitors, and the elements taken together are intended to present a comprehensive competitive program to accomplish the objectives noted above.

We designed most of the significant elements of our comprehensive compensation program by soliciting initial thoughts and ideas from our senior management team, consisting of our Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President and Chief Human Resources Officer, and in consultation with other members of our senior management. Additional input and suggested objectives were received from Roger Deromedi, our Independent Chairman and Lead Director, representatives of F. W. Cook and other members of the Board. Significant compensation elements are reviewed annually by our senior management.

After receipt of the input noted and development of proposed plans, such plans were (and in the case of annual bonus plans, are annually) presented to the Committee, which determines the terms of and ultimately adopts our compensation program. None of our Named Executive Officers participates in discussions involving their own compensation.

The Committee reviews and approves annual compensation elements such as bonus plan attainment, and our Board of Directors reviews full year earnings and management performance by our executives. The Board of Directors also approves elements of our annual budgets, which include some elements of the compensation program such as annual bonuses and annual base salary increases, if any, for our executives.

How We Considered the 2016 “Say-on-Pay” Advisory Vote

At the 2016 Annual Meeting of Stockholders in May 2016, our stockholders voted, on an advisory basis, on a resolution regarding the Company’s executive compensation (the “say-on-pay proposal”). The say-on-pay proposal was approved by approximately 99% of the votes cast demonstrating stockholder support for our overall executive compensation program during 2015. The Committee considered this to be a favorable result and believed it showed strong stockholder support for the Company’s compensation practices and the decisions taken by the Committee. We conduct governance reviews and investor outreach throughout the year to ensure that management and the Board understand and consider the issues that matter most to our shareholders and enable the Company to address them effectively. Accordingly, the Committee did not make any structured changes to the compensation for our Named Executive Officers as a result of the advisory vote.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Our current policy is to include a resolution regarding approval of the Company’s executive compensation annually and the next such advisory vote will be held at our 2018 annual meeting. We expect to hold the next vote on the frequency of advisory votes to approve executive compensation at our 2019 annual meeting.

Elements of Compensation

The following table lists the key elements of our 2016 executive compensation program:

Element of Compensation	Objective	Key Features	% of Target Total Direct Compensation

Base Salary	Provide a competitive level of fixed compensation

•    Fixed pay component based on level of responsibility of position held

•    Adjustments based on individual performance, internal equity and external benchmarking against peer group companies

•    Targeted at the median of the peer group

10-30%

Annual Incentive Plan Awards (“Management Incentive Plan”)	Motivate and reward executive contributions in achieving annual performance goals

•    Variable pay component

•    Payouts are based on a formula that includes Company performance against Adjusted EBITDA and operational objectives, as well as individual performance against pre-determined objectives

•    Payouts are made in cash in March of the subsequent year

•    Targeted at the median of the peer group

15-35%

Long-Term Incentive Awards	Motivate and reward executive contributions in achieving long-term objectives Align the interests of our executives with our shareholders

•    Variable pay component

•    Awards are issued as performance-based restricted shares and stock options and have a multi-year vesting period

•    Option award value is fixed at grant, and ultimate value to the executive is based on stock performance

•    Awards in the form of performance-based restricted shares have ultimate value based on our relative total shareholder return against our peer group.

•    Targeted at the median of the peer group

35-75%

Post Termination Compensation	Provide temporary income following an executive’s involuntary termination of employment	• Fixed pay component • Payments are formula-driven based on executive’s salary, bonus target and level in the organization • Targeted at the median of the peer group

Peer Group

The Committee, in consultation with F.W. Cook, has identified a peer group of thirteen publicly-traded companies to be used as a competitive reference point in determining total compensation packages for the Company’s executive officers, including the Named Executive Officers. The Company’s peer group remains unchanged since changes made in June of 2015, and the peer group includes consumer products companies, nearly all of which are focused on food and beverage in North America with similar revenue (peer group median revenue $3.3 billion) and market capitalization (peer group median market capitalization $6.1 billion) to Pinnacle Foods Inc. Peer group selection included companies in the Global Industry Classification Standard in the sub-industry categories of agricultural products, household products, packaged foods and meats, and soft drinks. The remaining companies were evaluated to identify those most similar to the Company in terms of size and business fit. As of December 25, 2016, the Company’s revenue was approximately $3.1 billion and its market capitalization was approximately $6.3 billion.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

The peer group consists of the following 13 companies:

B&G Foods	J.M. Smuckers
Campbell Soup Company	McCormick & Co.
Church & Dwight	Post Holdings
Diamond Foods	Snyder’s-Lance
Flowers Foods	TreeHouse Foods
Hain Celestial Group	WhiteWave Foods
Hormel Foods

Direct Compensation Components

Base Salary

Base salaries are intended to compensate the executive officers and all other salaried employees for their basic services performed for our Company on an annual basis. In setting base salaries, we take into account the employee’s experience, the functions and responsibilities of the job, salaries for similar positions within the peer group and for competitive positions in the food industry generally and any other factor relevant to that particular job. We attempt to pay at the median of our peer group for each job but do not confine ourselves to this practice if other factors such as experience warrant a lower or higher base salary. Base salaries may be adjusted annually based on executive officer performance and, in some circumstances, adjusted throughout the year to address competitive pressures or changes in job responsibilities. Our Chief Executive Officer recommends to the Committee the base salaries for executives reporting directly to him. The Chief Executive Officer’s base salary is set by the Committee while the Chief Executive Officer’s annual merit adjustment is approved by the Board of Directors. Adjustments for all other executives are recommended by the Chief Executive Officer and approved by the Committee.

Base Salary Changes in 2016

In April 2016, each of the Named Executive Officers, with the exception of Messrs. Gamgort and Clouse, was awarded a merit increase based on his performance in the preceding year. Messrs. Steeneck, Schiller, Boever and Wittman received base pay merit increases in the range of 2.4-3.5%, consistent with the Company’s merit guidelines, which can range from 0% to 6% of base salary based on individual performance.

Named Executive Officer	2015 Annual Base Salary	2016 Annual Base Salary Merit Increase	2016 Additional Annual Base Salary Adjustments	2016 Annual Base Salary
Mark Clouse	N/A	N/A	N/A	$ 950,000
Robert Gamgort	$1,050,000	0%	N/A	$1,050,000
Craig Steeneck	$ 583,500	3%	N/A	$ 601,000
Mark Schiller(1)	$ 555,600	3.5%	4.3%	$ 600,000
Chris Boever(2)	$ 393,800	3%	6%	$ 430,000
D. Michael Wittman	$ 420,000	2.4%	N/A	$ 430,000

(1)	On June 15, 2016, Mr. Schiller received an additional adjustment of 4.3% to more closely align his base pay for individuals in his position in the Company’s peer group.
(2)	On April 1, 2016, Mr. Boever received an additional adjustment of 6% to more closely align his base pay for individuals in his position in the Company’s peer group.

Annual Incentive Awards (Management Incentive Plan, “MIP”)

We use our MIP to incent our eligible employees on an annual basis. MIP awards are intended to reward executives and other eligible employees for achieving annual profit and operational goals. MIP targets are equal to a pre-determined percentage of salary, and are multiplied by a factor based on Company performance and multiplied by a factor based on individual performance against pre-determined objectives. Payouts range from 0-200% based on attainment of both Company and individual objectives. Our Adjusted EBITDA target, which is derived from our operating plan for the year and approved annually by the Board of Directors, is a significant component (50%) of the Company’s performance, with the balance based on achievement of Company-wide operational objectives (50%). In addition to the Company-wide objectives, each executive officer has individual objectives set at the beginning of the year, as shown below, which are reflective of his or her responsibilities based on his or her role. The Committee determines an individual performance score for the Chief Executive Officer based on a review of his performance in the year. For the other executive officers, the Chief Executive Officer recommends an individual performance score at the end of the performance year based on the achievement against the individual objectives, and the individual scores are reviewed and approved by the Committee.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

The Board of Directors approves the bonus pool contained in the annual budget; the Committee approves actual payment of bonuses pursuant to the MIP and the bonuses paid to, or accrued on behalf of, the Named Executive Officers.

2016 MIP Results

For the fiscal year ended December 25, 2016, the Company performance portion of the bonus payout was tied to specific Adjusted EBITDA targets, as disclosed in tabular format below:

2016 Adjusted EBITDA Target	2016 Company Performance Payout
>$695 Million	200%
$695 Million	175%
$679 Million	150%
$663 Million	125%
$647 Million	100%
$631 Million	75%
$615 Million	50%
<$615 Million	0%

The Company’s actual Adjusted EBITDA performance of $648 million, taking into account the higher bonus accrual of $3.8 million, resulted in a 101% payout for this component of the overall MIP plan.

The operational goals (in the areas of market share, product innovation, trade spending efficiency, in-store execution, internal processes, food safety, productivity, organizational development, acquisition and integration, together the “2016 OGSMs”) were rated by the Committee to have been above target and were scored as a 119% payout. The combination of the 101% payout rate for the Adjusted EBITDA target (50% of total) and the 119% score ascribed to the 2016 OGSMs (50% of total) resulted in a total MIP company payout score of 110% for 2016.

The Committee evaluated the individual contributions of our Named Executive Officers in addition to their efforts in delivering overall Company results and operational goals. In evaluating the individual performance of our Named Executive Officers, the following scores were determined based on performance against individual objectives:

—	Mr. Gamgort was not eligible for a payout under the MIP program due to his resignation on April 29, 2016.

—

Mr. Clouse received a 115% score on his individual objectives, with performance highlights including assimilation into the Company, development of a strategic plan and successful engagement with employees and external stakeholders.

—

Mr. Steeneck received a 130% score on his individual objectives, with performance highlights including strong financial management, high cash flow generation, our successful integration of Boulder Brands, specifically exceeding synergy targets and successful engagement with external investors and analysts.

—

Mr. Schiller received a 105% score on his individual objectives, with performance highlights including performance of the frozen segment, strong market share growth and innovation that was margin accretive.

—

Mr. Boever received a 125% score on his individual objectives, with performance highlights including sales execution with our top strategic customers and successful integration of Boulder Brands into the consolidated sales/broker network.

—	Mr. Wittman received an 85% score on his individual objectives, with performance highlights including successfully meeting productivity targets and managing inflation and logistic costs.

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Executive Compensation (continued)

As illustrated below, the MIP payout is calculated by multiplying an individual’s annual base salary times the target bonus, multiplied by the Company score and then multiplied by the individual’s individual score:

Based upon the Company score and the individual scores, the 2016 MIP Awards were calculated as follows:

Named Executive Officer	Annual Incentive Plan Target as % Salary	Annual Incentive Plan Target $	Company Goal Achievement	Individual Goal Achievement %	Total % of Target Paid	2016 MIP Award Paid
Mark Clouse	100%	$ 950,000	110%	115%	127%	$1,201,750
Robert Gamgort	125%	$1,312,500	110%	0%	0%	$ 0
Craig Steeneck	85%	$ 510,850	110%	130%	143%	$ 730,516
Mark Schiller	85%	$ 510,000	110%	105%	116%	$ 589,050
Christopher Boever(1)	85%	$ 340,417	110%	125%	138%	$ 468,073
D. Michael Wittman(1)	85%	$ 340,417	110%	85%	94%	$ 318,290

(1)

Mr. Boever and Mr. Wittman’s target bonus was adjusted in August 2016 as a result of their increased responsibilities following the Boulder Brands acquisition. As a result, their bonus was pro-rated as follows: 7 months at a 75% bonus target and 5 months at an 85% bonus target.

Annual bonuses were approved by the Committee and paid to the participants on March 10, 2017.

Long-Term Incentives

In 2016, we adopted, with shareholder approval, the Amended and Restated Pinnacle Foods Inc. 2013 Omnibus Incentive Plan, so that we can provide our Named Executive Officers and other key employees with equity-based long-term incentives. The equity awards are also subject to service conditions, which are more fully described below, that serve as a retention tool.

2016 Awards

On April 1, 2016, the Company granted nonqualified stock options and performance shares to Messrs. Steeneck, Schiller, Boever and Wittman. Mr. Gamgort was not granted an equity award in 2016 due to his resignation.

Stock Options

We grant stock options because we believe that they provide executives with a strong incentive to continue employment with us and focus on creating long-term shareholder value. The ultimate value received by option holders is directly tied to increases in our stock price, and the stock options serve to link the interests of management and stockholders and to motivate executives to make decisions that will increase the long-term total return to shareholders. The number of options awarded to each executive is based on an award value that is fixed at the date of grant.

On April 1, 2016, the Board granted nonqualified stock options to the following executives in the following amounts. Mr. Steeneck was granted 55,707 stock options, Mr. Schiller was granted 53,297 stock options, Mr. Boever was granted 28,469 stock options, Mr. Wittman was granted 28,469 stock options and Mr. Clouse’s stock options were N/A. The exercise price per share under each stock option grant was $45.28.

Performance Shares

The performance shares are eligible to vest after a three-year performance period beginning on April 1, 2016 and ending on March 31, 2019. The number of performance shares that vest and are settled at the end of the performance period is based on the Company’s cumulative total shareholder return relative to the total shareholder returns of members of a performance peer group.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

The Committee approved a performance peer group as a means of establishing performance targets for the 2016 performance share grants. At the end of the performance period, the Company’s total shareholder return position will be ranked relative to the total shareholder returns of each member of the performance peer group. Pinnacle is measured against the companies in the performance peer group that remain within the performance peer group for the entire performance period. The companies in the performance peer group consist of Pinnacle plus nineteen other consumer products companies, nearly all of which are focused on food and beverage in North America, including all thirteen companies mentioned above as our peer group for overall compensation purposes. The companies in the performance peer group for the performance period beginning on April 1, 2016 and ending on March 31, 2019 are:

B&G Foods	Hain Celestial Group	McCormick & Co.
Campbell Soup Company	The Hershey Company	Post Holdings
Church & Dwight	Hormel Foods	Snyder’s-Lance
ConAgra Foods	J.M. Smuckers	TreeHouse Foods
Dean Foods	Kellogg Company	WhiteWave Foods
Flowers Foods	Kraft Heinz Company
General Mills	Lancaster Colony

The total number of performance shares that vest is based on where the Company’s total shareholder return falls within this ranking, and ranges from a 200% payout for ranking in the 91st percentile or above, to 100% payout for ranking in the 41st to 60th percentile, and 0% payout for ranking in the 10th percentile or below. The specific performance levels and corresponding payout levels are as set forth below:

Performance shares that become vested also entitle the holder to be credited with dividend equivalent payments in cash, with such dividend equivalents payable when, and to the extent, the performance shares are settled (or such accrued dividend equivalents will be forfeited to the extent the performance shares are forfeited).

On April 1, 2016, the Board granted performance shares to the following executives in the following amounts, and such amounts assume that the median level of performance is achieved (with the actual number of shares to be earned based on the performance criteria described above): Mr. Steeneck was granted 11,613 performance shares, Mr. Schiller was granted 11,111 performance shares, Mr. Boever was granted 5,935 performance shares, Mr. Wittman was granted 5,935 performance shares and Mr. Clouse’s performance shares were N/A.

On May 23, 2016, in conjunction with Mr. Clouse’s employment, the Board granted Mr. Clouse a long-term incentive award and a special one-time sign-on award. The long term incentive award was consistent with the typical annual award that would have been granted on April 1, 2016 if Mr. Clouse was the CEO at that time. The special one-time sign-on award was granted to compensate Mr. Clouse for the equity he forfeited to accept employment with the Company.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

For the long-term incentive award, Mr. Clouse was granted 172,101 stock options and 36,686 performance shares. The performance shares and the stock options vest three years following May 23, 2016 and the exercise price per share under each stock option was $42.08. The performance shares will be valued based on the Company’s relative total shareholder return over a three-year performance period of April 1, 2016 and ending on March 31, 2019, compared to the companies in the Company’s performance peer group (same as April 1, 2016 awards mentioned above). This award has the same terms and conditions as the April 1, 2016 award.

For the one-time sign-on award, Mr. Clouse was granted 222,965 stock options, 95,057 restricted shares and 47,528 performance shares. The restricted shares will vest two years following May 23, 2016. The performance shares and the stock options vest three years following May 23, 2016 and the performance shares will be valued based on the Company’s relative total shareholder return over a three-year performance period of April 1, 2016 and ending on March 31, 2019, compared to the companies in the Company’s performance peer group (same as April 1, 2016 awards mentioned above). This award has the same terms and conditions as the April 1, 2016 award except in the event of death, disability or involuntary termination without “Cause”, as defined in Pinnacle’s Executive Severance Benefit Plan, which would fully accelerate the vesting.

On June 15, 2016, the Board approved an additional long-term incentive award for Mr. Schiller as a means of aligning his equity with the median equity for individuals in his position in the Company’s peer group. Mr. Schiller was granted 11,439 restricted stock units that vest over three years, such that one-third of the restricted stock units will vest on June 15, 2017, and the remaining two-thirds will vest in two equal installments on June 15, 2018 and June 15, 2019. On June 15, 2016 the Board also granted Mr. Schiller 11,439 performance shares. The performance shares vest on April 1, 2019 and the performance shares will be valued based on the Company’s relative total shareholder return over a three-year performance period of April 1, 2016 and ending on March 31, 2019, compared to the companies in the Company’s performance peer group (same as April 1, 2016 awards mentioned above). This award has the same terms and conditions as the April 1, 2016 award except in the event of death, disability or involuntary termination without “Cause”, as defined in Pinnacle’s Executive Severance Benefit Plan, which would fully accelerate the vesting.

On August 1, 2016, the Board approved a long-term incentive award for Messrs. Boever and Wittman as a result of their increased responsibilities following the Boulder Brands acquisition. The Board granted 3,228 nonqualified stock options each to Messrs. Boever and Wittman. The stock options will vest on April 1, 2019 and the exercise price per share under each stock option grant was $50.36. On August 1, 2016, the Board also granted 711 performance shares each to Messrs. Boever and Wittman. The performance shares vest on April 1, 2019 and the performance shares will be valued based on the Company’s relative total shareholder return over a three-year performance period of April 1, 2016 and ending on March 31, 2019, compared to the companies in the Company’s performance peer group (same as April 1, 2016 awards mentioned above). This award has the same terms and conditions as the April 1, 2016 award.

Covenants and Clawback

Each of the executives who is granted an option or a performance share is subject to restrictive covenants related to non-competition and non-solicitation for 12 months following any termination of employment (or, if longer, the period in respect of which the executive receives severance benefits) and covenants for an indefinite period of time covering confidentiality and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

Severance, Change of Control and Other Termination-Related Programs

Our severance plans provide benefits in the form of a temporary source of income in the event an executive officer is involuntarily separated from the Company. Our severance benefits are consistent with competitor companies of comparable size and provide a bridge of pay and benefits to assist displaced executives in finding future employment. Effective in 2014, we no longer have employment agreements with any of our executive officers.

Executive Severance Benefits Plan

Pursuant to the terms of the Company’s Executive Severance Benefits Plan (the “Severance Plan”), following a termination without cause absent a change in control, our Chief Executive Officer would receive cash severance benefits equal to two times the sum of the Chief Executive Officer’s annual base salary and target annual cash bonus (“Total Annual Target Compensation”). Additionally, under the Severance Plan, if the Chief Executive Officer is terminated without cause at the request of an acquirer or potential acquirer in connection with or prior to a change in control, or if our Chief Executive Officer is terminated without cause or terminates employment for good reason, within two years following such a change in control (each a “Change in Control Termination”), he will receive three times the sum of his Total Annual Target Compensation.

For other executive officers covered by the Severance Plan, including Messrs. Steeneck, Schiller, Boever and Wittman, cash severance benefits are one-and-one-half times the executive’s Total Annual Target Compensation following a termination without cause absent a change in control. Under the Severance Plan, following a Change in Control Termination, cash severance benefits are two-and-one-quarter times the executive’s Total Annual Target Compensation.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

In addition, the Severance Plan provides that the executive would receive a pro-rata payment of any annual cash bonus the executive would have otherwise been eligible to earn during the year which includes the date of termination, with such payment based on the executive’s and the Company’s actual performance during the portion of the relevant performance period preceding the executive’s termination, and paid on the date such bonus is paid to our active employees.

401(k) Plan and Other Benefits

We provide various other benefits and compensation-related programs to executives and other salaried employees, which allow us to provide a full and comprehensive compensation package. This full package of compensation elements is important to our objectives to attract, retain and incent high-quality employees. We do not sponsor a defined benefit pension plan for salaried employees. The elements of our compensation program not otherwise discussed above are:

(1)

A 401(k) plan in which our Company matches up to 50% of employee contributions, up to a maximum company contribution of 3% of the employee’s pay (up to the Internal Revenue Code annual covered compensation limit). In addition, the Pinnacle Foods Supplemental Savings Plan became effective in 2013 and allows all Company employees, regardless of compensation level, the opportunity to receive the same 3% match on total compensation (base salary plus bonus);

(2)	Medical and dental insurance for which we pay approximately 70% of the premiums;
(3)	Life and Accidental Death and Dismemberment insurance paid for by us; and
(4)	Long-term Disability and Short-Term Disability insurance paid for by us.

In establishing and providing the plans noted above, we use outside 401(k) plan and benefits consultants for 401(k) plan design and medical. Each of the outside consultants provides not less than annual advice about the plan designs for similar manufacturing companies across the United States and in the communities where we are located. As with other elements of compensation, we strive to provide competitive benefits to attract high quality executives. Based on our general perception of the market and while we have not identified specific companies, we believe that the benefits noted in this section generally are competitive with all similarly situated manufacturers and competitors with exceptions made where we believe necessary based on the communities where we are located.

Stock Ownership

One of the key objectives of our executive compensation program is to align the interests of our executive officers with the long-term interests of our shareholders. We believe that an effective way of achieving this alignment is to ensure that our executive officers are shareholders and have a significant financial interest in the Company. In 2013, the Committee adopted Stock Ownership Guidelines which apply to approximately our top 25 executives, including all of the Named Executive Officers. All of the Named Executive Officers are in compliance with the stock ownership guidelines.

Under our stock ownership guidelines, our executives will be required to maintain ownership in our common stock in the following amounts:

Chief Executive Officer	6 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary

Executives will be given the opportunity to achieve these ownership guidelines over time. In the event that the Chief Executive Officer has not reached his ownership guideline, he will be required to retain 100% of net shares realized upon the vesting of equity awards until he has reached the required ownership level; for all other executives, the retention will be 75% of net shares realized upon the vesting of equity awards until he or she has reached the required ownership level.

Ownership levels are measured annually in June and are based on the annual salary and the average of the prior year’s month-end closing stock prices. The ownership requirement for each executive remains in place until the following June.

Risk Assessment

During 2016, the Committee reviewed an assessment of the Company’s compensation programs prepared by management, with a focus on incentive compensation programs. The Committee reviewed details regarding performance metrics, pay mix, annual incentive risk, long-term incentive risk, share ownership, governance risk and risk mitigation features. After a review of the programs, the Committee has concluded there were no risks reasonably likely to have a material adverse effect on the Company.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Report of the Compensation Committee

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Jane Nielsen, Chair

Raymond Silcock

Ann Fandozzi

Ioannis Skoufalos

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Named Executive Officers for services rendered to us during the fiscal years reported below.

Name and Principal Position	Year	Salary (S)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(4) ($)	Total ($)
Mark Clouse Chief Executive Officer and Director	2016	556,346	1,000,000	7,732,363	3,543,742	1,201,750	9,498	14,053,700

Robert Gamgort Former Chief Executive Officer and Director	2016 2015 2014	365,481 1,037,115 987,308	— —	2,486,742 2,086,725	1,522,770 1,566,908	1,374,680 1,320,000	52,635 71,955 71,901	418,116 6,493,263 6,032,841

Craig Steeneck Executive Vice President and Chief Financial Officer	2016 2015 2014	596,356 579,119 562,315	250,000 — —	616,302 604,563 636,530	525,874 370,220 477,962	730,516 624,929 635,613	38,961 38,764 39,388	2,758,008 2,217,594 2,351,808

Mark Schiller Executive Vice President and President North America Retail	2016 2015 2014	583,121 534,830 469,599	— —	1,616,311 575,640 457,479	503,124 352,521 343,509	589,050 595,048 488,538	36,587 31,687 31,991	3,328,192 2,089,725 1,791,116

Christopher Boever Executive Vice President and Chief Customer Officer	2016 2015 2014	420,393 388,955 368,654	— —	352,682 291,417 300,950	304,578 178,466 225,997	468,073 372,141 340,313	24,586 22,688 163,759	1,570.312 1,253,667 1,399,673

D. Michael Wittman Executive Vice President and Chief Supply Chain Officer	2016	427,346		352,682	304,578	318,290	37,154	1,440,050

(1)

Mr. Clouse received a one-time special payment in the amount of $1,000,000 to compensate him for the pension benefits he forfeited to accept employment with the Company. Mr. Steeneck received a special one-time payment of $250,000 in recognition of his interim CEO role during the Company’s CEO transition and in recognition of his role as the Boulder Brands acquisition integration leader.

(2)

Amounts included in this column for fiscal 2016 reflect the aggregate grant date fair value of performance based restricted shares granted on April 1, 2016, May 23, 2016, June 15, 2016 and August 1, 2016 calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 5 to our consolidated financial statements for the year ended December 25, 2016. The performance conditions applicable to the performance share units are a market condition as defined under FASB ASC Topic 718, and not a performance condition as defined under FASB ASC Topic 718.

(3)

Amounts included in this column for fiscal 2016 reflect the aggregate grant date fair value of options granted on April 1, 2016, May 23, 2016 and August 1, 2016 calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 5 to our consolidated financial statements for the year ended December 25, 2016. For more information on these grants, see “Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Stock Options.”

(4)

“All Other Compensation” includes group life insurance, commuting expenses, contributions made by the Company to 401(k) plan and contributions made by the Company to the Named Executive Officers’ Supplemental Savings Plan accounts. The amount of the contributions made by the Company under the Supplemental Savings Plan are set forth in the table entitled Nonqualified Deferred Compensation for Fiscal 2016.

We do not have employment agreements with any of our Named Executive Officers. The Named Executive Officers are covered under the Severance Plan as referenced on pages 36-37.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Grants of Plan-Based Awards in Fiscal 2016

The following table provides supplemental information relating to grants of plan-based awards in fiscal 2016 to help explain information provided above in our Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares (#)	All Other Stock Awards Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh) ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mark Clouse	5/23/2016 5/23/2016 5/23/2016	237,500	950,000	1,900,000	0	84,214	168,428	95,057	395,066	42.08	3,732,364 3,543,742 3,999,999

Robert Gamgort

Craig Steeneck	4/01/2016 4/01/2016	127,713	510,850	1,021,700	0	11,613	23,226		55,707	45.28	616,302 525,874

Mark Schiller	4/01/2016 4/01/2016 6/15/2016 6/15/2016	127,500	510,000	1,020,000	0 0	11,111 11,439	22,222 22,878	11,439	53,297	45.28	589,661 503,124 526,652 499,999

Christopher Boever	4/01/2016 4/01/2016 8/01/2016 8/01/2016	85,104	340,417	680,834	0 0	5,935 711	11,870 1,422		28,469 3,228	45.28 50.36	314,970 268,747 37,711 35,831

D. Michael Wittman	4/01/2016 4/01/2016 8/01/2016 8/01/2016	85,104	340,417	680,834	0 0	5,935 711	11,870 1,422		28,469 3,228	45.28 50.36	314,970 268,747 37,711 35,831

(1)

Reflects possible payouts under our MIP for 2016 performance. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Awards (MIP)—2016 Annual Incentive Plan Results” for a discussion of threshold, target and maximum cash incentive compensation payouts. The actual amounts paid to our Named Executive Officers under our MIP for 2016 performance are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Boever and Mr. Wittman’s 2016 bonus target was pro-rated at 75% of their base salary for January through July and at 85% of their base salary for August through December.

(2)

Reflects awards of performance based restricted stock on April 1, 2016, May 23, 2016, June 15, 2016 and August 1, 2016. See the “Compensation Discussion and Analysis-Elements of Compensation-Long Term Incentives-Performance Shares” section above for further information.

(3)

Reflects stock option awards on April 1, 2016 with an exercise price of $45.28 per share, stock option awards on May 23, 2016 with an exercise price of $42.08 per share, and stock option awards on August 1, 2016 with an exercise price of $50.36 per share. See the “Compensation Discussion and Analysis-Elements of Compensation-Long Term Incentives-Stock Options” section above for further information.

(4)

Represents the grant date fair value of the performance based restricted shares and options, calculated in accordance with FASB ASC Topic 718 and utilizing the assumptions discussed in Note 5 to our consolidated financial statements for the fiscal year ended December 25, 2016.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at 2016 Fiscal Year End

The following table provides information regarding outstanding awards made to our Named Executive Officers as of our most recent fiscal year end.

Option Awards								Stock Awards
Name	Grant Date for Options	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) UnExercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/ Sh)	Option Vesting Date	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mark Clouse	5/23/2016 5/23/2016		222,965 172,101		42.08 42.08	5/23/2019 5/23/2019	5/23/2026 5/23/2026	95,057		5,061,785	47,528 36,686	2,530,866 1,953,530

Robert Gamgort

Craig Steeneck	3/27/2013 4/1/2014 4/1/2015 4/1/2016	183,840	56,430 41,458 55,707		20.00 29.28 41.05 45.28	3/27/2016 4/1/2017 4/1/2018 4/1/2019	3/27/2023 4/1/2024 4/1/2025 4/1/2026				16,929 12,437 11,613	901,469 662,270 618,392

Mark Schiller	3/27/2013 4/1/2014 4/1/2015 4/1/2016 6/15/2016	125,310	40,556 39,476 53,297		20.00 29.28 41.05 45.28	3/27/2016 4/1/2017 4/1/2018 4/1/2019	3/27/2023 4/1/2024 4/1/2025 4/1/2026	11,439	(1)	609,127	12,167 11,842 11,111 11,439	647,893 630,587 591,661 609,127

Christopher Boever	4/1/2014 4/1/2015 4/1/2016 8/1/2016		26,682 19,985 28,469 3,228		29.28 41.05 45.28 50.36	4/1/2017 4/1/2018 4/1/2019 4/1/2019	4/1/2024 4/1/2025 4/1/2026 8/1/2026	1,716	(2)	91,377	8,004 5,995 5,935 711	426,213 319,234 316,039 37,861

D. Michael Wittman	12/1/2015 4/1/2016 8/1/2016		28,469 3,228		45.28 50.36	4/1/2019 4/1/2019	4/1/2026 8/1/2026	5,767	(3)	307,093	5,935 711	316,039 37,861

(1)

Reflects time-vesting shares of restricted stock units that had not vested as of December 25, 2016. One-third of the restricted stock units will vest on June 15, 2017, and the remaining two-thirds will vest in two equal installments on June 15, 2018 and June 15, 2019, subject to employment conditions.

(2)	Reflects time-vesting shares of restricted stock that had not vested as of December 25, 2016. 1,716 shares of restricted stock vested on March 6, 2017.
(3)	Reflects time-vesting shares of restricted stock that had not vested as of December 25, 2016. All of the shares of restricted stock will vest on December 1, 2018, subject to employment conditions.
(4)

Reflects performance shares granted on April 1, 2016, May 23, 2016, June 15, 2016 and August 1, 2016, which will vest on April 1, 2019, with the exception of Mr. Clouse’s performance shares which will vest on May 23, 2019, subject to performance conditions. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for further information.

(5)	Market value is based upon the closing market price of our common stock on December 25, 2016.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Option Exercises and Stock Vested in Fiscal 2016

The following table provides information regarding the amounts received by our Named Executive Officers upon exercise of options or similar instruments or the vesting of stock or similar instruments during our most recent fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Received On Vesting(1) ($)	Number of Shares Acquired On Vesting (#)	Value Received On Vesting(2) ($)
Mark Clouse	—	—	—	—

Robert Gamgort	551,350	12,315,772	—	—

Craig Steeneck	25,000	806,070	—	—

Mark Schiller	—	—	422	18,771

Christopher Boever	125,310	3,826,946	28,371	1,262,611

D. Michael Wittman	—	—	—	—

(1)	The value realized on exercise is based on the difference between the grant price and the exercise price.

(2)	The value realized on vesting is based on the closing market price of our common stock on the applicable vesting date (or previous trading day if the vesting date was not a trading day).

Nonqualified Deferred Compensation for Fiscal 2016

Our Named Executive Officers are eligible to participate in The Pinnacle Foods Supplemental Savings Plan, or “the Supplemental Savings Plan.” The Supplemental Savings Plan was implemented in 2013 and is a non-qualified plan funded through a rabbi trust that permits participants to defer compensation that would otherwise be paid to them currently. The Supplemental Savings Plan enables participants to defer compensation for future payment when they deem it beneficial to receive it and allows the Company to provide, on a non-qualified tax basis, contributions that could not be made on the participants’ behalf to the tax-qualified 401(k) plan.

While deferred, amounts are credited with earnings as they are invested by the participant in one or more investment options offered by the Supplemental Savings Plan. The investment options under the Supplemental Savings Plan consist of investments in mutual funds or other investments available to participants in our 401(k) plan.

Beginning in 2013, we began crediting the Supplemental Savings Plan accounts of executive officers with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the Summary Compensation Table, these amounts are designated as “Contributions to Supplemental Savings Plan accounts” and are included as “All Other Compensation” in the year earned. These amounts are also included in the Non-Qualified Deferred Compensation table in the year earned.

Payments are distributed in a lump sum or in annual installments for up to 5 years. All elections and payments under the Supplemental Savings Plan are subject to compliance with Section 409A of the Internal Revenue Code which may limit elections and require a delay in payment of benefits in specified circumstances.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Under the terms of Mr. Gamgort’s employment agreement, he received an annual deferred cash incentive award through the end of 2012. The incentive award had a target of $1 million per year beginning with the 2010 fiscal year and was contingent on satisfaction of specified performance objectives established by the Board. Each deferred award is generally payable without interest on the third anniversary of the date the Board determined the relevant performance criteria for such award were achieved, but payment is subject to acceleration upon a change in control of us or upon Mr. Gamgort’s death or termination of employment due to disability. In 2016, Mr. Gamgort received a distribution of a previously earned deferred cash incentive award as noted in the table below.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions to Last Fiscal Year ($)(1)	Aggregate Earnings Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mark Clouse Supplemental Savings Plan	—	1,050	—	—	1,050
Robert Gamgort Deferred Cash Incentive Award Supplemental Savings Plan	87,008	44,255	34,444	950,000 635,961	— 44,255
Craig Steeneck Supplemental Savings Plan	54,815	28,689	18,832	—	330,479
Mark Schiller Supplemental Savings Plan	338,342	27,395	6,979	—	555,601
Christopher Boever Supplemental Savings Plan	228,110	15,826	45,223	—	678,861
D. Michael Wittman Supplemental Savings Plan	12,336	10,218	525	—	23,078

(1)	The amounts listed are reported in the Summary Compensation Table under “All Other Compensation”.

Pension Benefits for Fiscal 2016

None of our Named Executive Officers are currently in a defined benefit plan sponsored by us or our subsidiaries or affiliates.

Potential Payments Upon Termination or Change in Control

The following tables show the estimated amount of potential cash severance payable to each of the Named Executive Officers, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 25, 2016 (the last business day of our fiscal year), assuming the executive’s employment terminated effective December 25, 2016 in accordance with the most recent Severance Plan. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s termination of employment.

In the tables below, the value of the acceleration of equity award vesting reflects the value of all unvested restricted shares that are subject to the attainment of a specific performance hurdle for vesting purposes if a change in control events occurs as of December 25, 2016. It also includes the value of a pro-rated portion of the April 1, 2016 stock option grant and a pro-rated portion of the April 1, 2016 performance share unit grant if termination was due to death or disability as of December 25, 2016. The value of health and welfare benefits in the table below was estimated at $1,000 per month.

The definitions for the termination reasons “Cause,” “Good Reason,” “Change in Control,” and “Disability” used in table are defined below.

The termination reason “Cause” means, in the context of an employee’s termination or separation from employment with the Company prior to a Change in Control, an employee’s (i) neglect, refusal or failure (other than by reason of illness, accident or other physical or mental incapacity), in any material respect, to attend to duties as assigned by the Company; (ii) failure in any material respect to comply with any of terms of employment; (iii) failure to successfully complete a performance improvement plan; (iv) failure to follow the established, reasonable and material policies, standards, and regulations of the Company or direction of the Board; (v) willful engagement in misconduct injurious to the Company or to any of its subsidiaries or affiliates; or (vi) conviction in a court of law of, or pleading of guilty or nolo contendere to, any crime that constitutes a felony in the

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

jurisdiction involved; provided, however, that in the context of an employee’s termination or separation from employment with the Company following a Change in Control, “Cause” means an employee’s (i) willful failure (other than by reason of illness, accident or other physical or mental incapacity) to make reasonable attempts to substantially perform duties as assigned by the Company after a written demand for substantial performance is delivered by the Company to the employee that specifically identifies the manner in which the Company believes the employee has not made such reasonable attempts to substantially perform employee’s duties, and employee fails to cure such failure within 30 days after receipt of the Company’s written demand; (ii) willful failure to comply with material terms of employment pursuant to a written agreement, where such failure to comply continues for more than seven business days after written notice is given by the Company to the employee; (iii) willful engagement in gross misconduct that is materially and demonstrably injurious to the Company or to any of its subsidiaries; or (iv) conviction in a court of law of, or pleading of guilty or nolo contendere to, any crime that constitutes a felony in the jurisdiction involved.

“Good Reason” means the occurrence of any one or more of the following without the eligible employee’s written consent: (a) a material reduction in the eligible employee’s then-current base salary or bonus amount; (b) a material diminution in the eligible employee’s authorities, duties, or responsibilities, or the assignment to the eligible employee of duties inconsistent with the eligible employee’s then-current authorities, duties or responsibilities; (c) the Company’s requiring the eligible employee to be based at an office location which is at least fifty (50) miles from his or her then-current office location and which materially increases such eligible employee’s travel time from his or her then-current residence, or, following a Change in Control, the Company’s requiring the eligible employee to travel on business to a substantially greater degree than required prior to the Change in Control; or (d) failure of any successor of the Company to expressly assume the Severance Plan; provided, that an eligible employee may not rely on any particular action or event as a basis for terminating his or her employment due to Good Reason unless he or she delivers a notice based on that action or event within 90 days after its occurrence and the Company has failed to correct the circumstances cited by the eligible employee as constituting Good Reason within 30 days of receiving such notice, and the eligible employee terminates employment within 60 days following the Company’s failure to correct. However, no event will be considered to constitute Good Reason if the eligible employee is offered comparable employment with respect to his or her position without giving effect to the events allegedly constituting Good Reason, by the Company or any subsidiary or affiliate of the Company, regardless of whether the eligible employee accepts such offer of employment.

“Change in Control Termination” means any termination of employment of an eligible employee (a) either (i) by the Company (other than for Cause and other than during an eligible employee’s Disability), or (ii) by an eligible employee for Good Reason, in each case, within two (2) years following a Change in Control, or (b) at the request of an acquirer or potential acquirer in connection with, or prior to, a Change in Control, provided, that, any termination of the employment of an eligible employee will not be considered a Change in Control Termination if the eligible employee is offered comparable employment by the Company or any subsidiary or affiliate of the Company, or any of their respective successors, regardless of whether the eligible employee accepts such offer of employment.

“Disability” means a condition entitling an employee to receive benefits under a long-term disability plan of the Company, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which an employee was employed or served when such disability commenced. Any determination of whether Disability exists will be made by the plan administrator in its sole discretion.

All employees have life insurance benefits which are payable upon death. The benefit under the life insurance policy for each of the Named Executive Officers is $500,000.

The Company does not provide any gross-ups or reimbursement for any excise taxes that may be incurred in connection with a change in control.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Mark Clouse
	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$3,800,000	$—	$3,800,000	5,700,000	$—	$—
Acceleration of Equity Award Vesting		10,083,170		—	13,959,068	10,851,251	10,851,251
Health and Welfare Benefits		18,000		18,000	18,000	—	500,000
Total	$—	$13,901,170	$—	$3,818,000	$19,677,068	10,851,251	11,351,251

Robert Gamgort
	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$—	$—	$—	$—	$—	$—
Acceleration of Equity Award Vesting	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—
Accelerated Payment of Deferred	—	—	—	—	—	—	—
Cash Incentive Awards	$—	$—	$—	$—	$—	—	—
Total

Craig Steeneck
	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,667,775	$—	$1,667,775	$2,501,663	$—	$—
Acceleration of Equity Award Vesting	2,996,793	2,996,793	—	2,996,793	4,484,531	2,996,793	2,996,793
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$2,996,793	$4,682,568	$—	$4,682,568	$7,004,194	$2,996,793	$3,496,793

Mark Schiller
	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,665,000	$—	$1,665,000	$2,497,500	$—	$—
Acceleration of Equity Award Vesting	—	1,218,254	—	—	4,966,905	2,589,895	2,589,895
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$—	$2,901,254	$—	$1,683,000	$7,482,405	$2,589,895	$3,089,895

2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Christopher Boever
	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,193,250	$—	$1,193,250	1,789,875	$—	$—
Acceleration of Equity Award Vesting	—	—	—	—	2,310,355	1,439,447	1,439,447
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$—	$1,211,250	$—	$1,211,250	$4,118,210	$1,439,447	$1,939,447

D. Michael Wittman
	Voluntary Termination	Involuntary Termination Without Cause	Termination For Cause	Good Reason	Change in Control	Disability	Death
Cash Severance	$—	$1,193,250	$—	$1,193,250	$1,789,875	$—	$—
Acceleration of Equity Award Vesting	—	—	—	—	897,219	249,235	249,235
Health and Welfare Benefits	—	18,000	—	18,000	18,000	—	500,000
Total	$—	$1,211,250	$—	$1,211,250	$2,705,094	$249,235	$749,325

Equity Compensation Plan Information

The following table provides information about the Company’s stock that could have been issued under the Company’s equity compensation plans as of December 25, 2016:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted -Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(c)
Equity Compensation Plans Approved by Security Holders	2,130,289	$30.68	5,285,532

Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

Total	2,130,289	$30.68	5,285,532

2017 NOTICE OF MEETING AND PROXY STATEMENT

Shareholder Proposals for the 2018 Annual Meeting

If any shareholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, Pinnacle Foods Inc., 399 Jefferson Road, Parsippany, New Jersey 07054. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 14, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our bylaws permit shareholders to nominate directors and present other business for consideration at our Annual Meeting of Shareholders. To make a director nomination or present other business for consideration at the Annual Meeting of Shareholders to be held in 2018, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a shareholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2018, such a proposal must be received on or after January 23, 2018, but not later than February 22, 2018. In the event that the date of the Annual Meeting of Shareholders to be held in 2018 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Shareholders, such notice by the shareholder must be so received no earlier than 120 days prior to the Annual Meeting of Shareholders to be held in 2018 and not later than the 90th day prior to such Annual Meeting of Shareholders to be held in 2018 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2018 Annual Meeting of Shareholders will confer discretionary authority to vote as the proxy holders deem advisable on such shareholder proposals which are considered untimely.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting M. Kelley Maggs, Pinnacle Foods, Inc., 399 Jefferson Road, Parsippany, New Jersey 07054, (973) 541-6620.

2017 NOTICE OF MEETING AND PROXY STATEMENT

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

M. Kelley Maggs
Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.pinnaclefoods.com) and click on “Financial Information” under the “Investor Center” heading. Copies of our Annual Report on Form 10-K for the year ended December 25, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary

Pinnacle Foods Inc.

399 Jefferson Road

Parsippany, New Jersey 07054

2017 NOTICE OF MEETING AND PROXY STATEMENT

Annex A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Year Ended December 25, 2016 (52 Weeks)

(in millions, except per share)	Net Sales	Gross Profit	EBIT	Net Earnings	Diluted Shares	Diluted EPS
Reported	$3,128	$916	$480	$211	118.2	$1.79
Acquisition, merger and other restructuring charges(1)		7	46	35
Other non-cash items(2)		(2)	13	8
Adjusted	$3,128	$921	$539	$254	118.2	$2.15
Depreciation			88
Amortization			17
Adjusted EBITDA			$644

Year Ended December 27, 2015 (52 Weeks)

(in millions, except per share)	Net Sales	Gross Profit	EBIT	Net Earnings	Diluted Shares	Diluted EPS
Reported	$2,656	$741	$425	$212	117.3	$1.81
Acquisition, merger and other restructuring charges(3)		10	14	10
Other non-cash items(4)		(1)	4	3
Adjusted	$2,656	$750	$443	$225	117.3	$1.92
Depreciation(5)			75
Amortization			14
Adjusted EBITDA			$532

(1)	Primarily includes: Restructuring charges, acquisition integration costs and acquisition-related expenses.
(2)

Primarily includes: Trademark impairment charges, the write-up to fair value of inventories acquired as a result of the Boulder Brands acquisition, the wind-down of the Boulder Brands UK operations, and mark-to-market gains.

(3)	Primarily includes: Plant integration and restructuring charges and expenses related to the Boulder acquisition.
(4)	Primarily includes: Foreign exchange losses resulting from intra-entity loans, equity-based compensation expense related to the termination of the Hillshire agreement and mark-to-market losses.
(5)	Excludes $1.1 million related to accelerated depreciation.

PINNACLE FOODS INC. 399 JEFFERSON ROAD PARSIPPANY, NJ 07054

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PF2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E27055-P91137                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINNACLE FOODS INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominees:
01) Jane Nielsen
02) Muktesh Pant
03) Raymond Silcock
	The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain
	2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.					☐	☐	☐
	3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.					☐	☐	☐
NOTE: To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E27056-P91137

PINNACLE FOODS INC.

Annual Meeting of Shareholders

May 23, 2017 10:00 AM EDT

This Proxy is Solicited on Behalf of the Board of Directors of Pinnacle Foods Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on May 23, 2017 and the Proxy Statement and appoints Craig D. Steeneck and M. Kelley Maggs, and each of them, the true and lawful agent and the proxy of the undersigned, with full power of substitution in each, to vote all shares of Common Stock of Pinnacle Foods Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 23, 2017 at 10:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The Proxies are authorized in their discretion to vote upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.1